UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

OncoSec Medical Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Facebook:

1.	OncoSec sent a letter to shareholders highlighting that BOTH leading independent proxy advisory firms – ISS and Glass Lewis – have recommended that OncoSec shareholders vote “FOR” the CGP/Sirtex Transaction on the WHITE proxy card: https://advancingoncosec.com/ / https://advancingoncosec.com/wp-content/uploads/2020/01/ONCS-letter-to-shareholders-1-5-20v3.pdf

Vote “FOR” the CGP/Sirtex Transaction on the WHITE Proxy Card Today.

2.	Glass Lewis – an independent third-party organization that provides voting recommendations to institutional investors – recently recommended that OncoSec shareholders vote “FOR” the CGP/Sirtex Transaction on the WHITE proxy card. Read more about Glass Lewis’s recommendation and our proposed CGP/Sirtex Transaction in our latest press release: https://advancingoncosec.com/ / https://advancingoncosec.com/wp-content/uploads/2020/01/ONCS-letter-to-shareholders-1-5-20.pdf

*****

LinkedIn:

1.	Glass Lewis recently recommended that OncoSec shareholders vote “FOR” the CGP/Sirtex Transaction – read more about Glass Lewis’s recommendation in our latest press release: https://lnkd.in/gZYYKNM / https://lnkd.in/erkw9-5

2.	Glass Lewis – an independent third-party organization that provides voting recommendations to institutional investors – recently recommended that OncoSec shareholders vote “FOR” the CGP/Sirtex Transaction on the WHITE proxy card. Full press release available here: https://lnkd.in/gZYYKNM / https://lnkd.in/erkw9-5

*****

Twitter:

1.	Glass Lewis – a leading proxy advisory firm that provides independent voting recommendations – recently recommended that $ONCS shareholders vote “FOR” the CGP/Sirtex Transaction on the WHITE proxy card. https://advancingoncosec.com/wp-content/uploads/2020/01/ONCS-letter-to-shareholders-1-5-20.pdf

2.	Attention $ONCS shareholders: Glass Lewis recently recommended that $ONCS shareholders vote “FOR” the CGP/Sirtex Transaction on the WHITE proxy card. https://advancingoncosec.com/wp-content/uploads/2020/01/ONCS-letter-to-shareholders-1-5-20.pdf.

3.	Attention $ONCS shareholders: Vote “FOR” the CGP/Sirtex Transaction on the WHITE Proxy Card Today. Learn more about the exciting partnership with CGP and Sirtex: https://advancingoncosec.com/.